Investor Relations Contact: Brian Norris Acme Packet +1.781.328.4790 bnorris@acmepacket.com	Media and Analyst Contact: Mike O’Malley Acme Packet +1.781.869.2975 momalley@acmepacket.com

Acme Packet Reports Results for First Quarter of 2012

Bedford, Massachusetts – May 2, 2012 — Acme Packet, Inc. (NASDAQ: APKT), the leader in session delivery network solutions, today announced results for the first quarter of 2012. All earnings per share results are on a fully diluted basis.

Results for the First Quarter of 2012

Total revenue for the first quarter of 2012 was $70.8 million, compared to $74.0 million in the first quarter of 2011 and $83.0 million in the fourth quarter of 2011. Net income for the first quarter of 2012 was $2.4 million, or $0.03 per share, compared to $13.7 million, or $0.19 per share, in the first quarter of 2011 and $8.7 million, or $0.12 per share, in the fourth quarter of 2011. Net income on a non-GAAP1 basis for the first quarter of 2012 was $12.2 million, or $0.17 per share, compared to $18.9 million, or $0.27 per share, in the first quarter of 2011, and $18.3 million, or $0.26 per share, in the fourth quarter of 2011.

Company to Host Live Conference Call and Webcast

The Company’s management team plans to host a live conference call and webcast at 4:30 p.m. eastern time today to discuss the financial results as well as management’s outlook for the business. The conference call may be accessed in the United States by dialing 1.877.777.1972 and using access code “APKT”. The conference call may be accessed outside of the United States by dialing +1.612.332.0932 and using access code “APKT”. The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at www.ir.acmepacket.com. A replay of the conference call will be available approximately two hours after the call by dialing 1.800.475.6701 or +1.320.365.3844 and using access code 243684 or by accessing the webcast replay on the Company’s investor relations website.

1 A reconciliation of GAAP to non-GAAP results, and a statement on the use of non-GAAP financial measures, is included at the end of this press release.

About Acme Packet

Acme Packet (NASDAQ: APKT), the leader in session delivery network solutions, enables the trusted, first-class delivery of next-generation voice, video, data and unified communications services and applications across IP networks. Our Net-Net product family fulfills demanding security, service assurance and regulatory requirements in service provider, enterprise and contact center networks. Based in Bedford, Massachusetts, Acme Packet designs and manufactures its products in the USA, selling them through over 230 reseller partners worldwide. More than 1,675 customers in 108 countries have deployed over 18,000 Acme Packet systems, including 88 of the top 100 service providers and 41 of the Fortune 100. For more information visit www.acmepacket.com.

Acme Packet, Inc. Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate to, among other things, expected financial and operating results, expected growth rates, future stock-based compensation and amortization expenses, future business prospects and market conditions. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. These include, but are not limited to: the amount of stock-based compensation awarded; the applicable Company stock price used to determine stock-based compensation; the exercise pattern of employee stock options; difficulties expanding the Company’s customer base; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; poor product sales; long sales cycles; difficulties developing new products; difficulties in relationships with vendors and partners; higher risks in international operations; difficulties managing rapid growth; difficulties managing the Company’s financial performance; the ability to hire and retain employees and appropriately staff operations; the Company’s cash needs; the impact of new accounting pronouncements and increased competition. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Acme Packet, Inc.

Condensed Consolidated Statements of Income

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue:
Product	$53,464	$59,742
Maintenance, support and service	17,366	14,225

Total revenue	70,830	73,967

Cost of revenue:
Product	9,978	9,945
Maintenance, support and service	3,958	3,006

Total cost of revenue	13,936	12,951

Gross profit	56,894	61,016

Operating expenses:
Sales and marketing	31,002	23,703
Research and development	15,097	11,294
General and administrative	6,438	4,577
Merger and integration-related costs	37	180

Total operating expenses	52,574	39,754

Income from operations	4,320	21,262

Other income, net	94	102

Income before provision for income taxes	4,414	21,364

Provision for income taxes	1,985	7,655

Net income	$2,429	$13,709

Net income per share:
Basic	$0.04	$0.21
Diluted	$0.03	$0.19

Weighted average number of common shares used in the calculation of net income per share:
Basic	67,953,550	65,076,303
Diluted	70,858,871	70,476,973

Acme Packet, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$128,151	$160,403
Short-term investments	247,713	191,672
Accounts receivable, net	60,568	59,739
Inventory	11,003	10,246
Deferred product costs	864	1,515
Deferred tax asset, net	4,809	4,809
Income taxes receivable	4,634	4,341
Other current assets	5,183	4,385

Total current assets	462,925	437,110
Long-term investments	25,451	20,096
Property and equipment, net	27,530	26,252
Intangible assets, net	8,078	8,569
Goodwill	3,778	3,778
Deferred tax asset, net	18,371	18,371
Other assets	239	230

Total assets	$546,372	$514,406

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,125	$10,318
Accrued expenses and other current liabilities	13,238	12,715
Deferred revenue	34,822	22,261

Total current liabilities	55,185	45,294

Deferred revenue, net of current portion	2,304	2,049

Deferred rent	4,495	4,533

Stockholders’ equity:
Common stock	75	74
Additional paid-in capital	383,191	363,769
Treasury stock, at cost	(37,522)	(37,522)
Accumulated other comprehensive income	7	1
Retained earnings	138,637	136,208

Total stockholders’ equity	484,388	462,530

Total liabilities and stockholders’ equity	$546,372	$514,406

Condensed Consolidated Statements of Cash Flow

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Cash provided by operating activities	$26,695	$11,541
Cash used in investing activities	(65,472)	(4,273)
Cash provided by financing activities	6,525	19,987

Acme Packet, Inc.

Statement on Use of Non-GAAP Financial Measures and

Reconciliation of Non-GAAP Net Income and Non-GAAP Net Income Per Share

(in thousands, except share and per share data)

(unaudited)

Statement on Use of Non-GAAP Financial Measures:

To supplement its condensed consolidated statements of income presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company discloses certain non-GAAP financial measures, including “non-GAAP net income”, “net income on a non-GAAP basis”, “non-GAAP EPS”, and “net income per share on a non-GAAP basis”. These non-GAAP financial measures are not presented in accordance with GAAP and are not meant to be a substitute for the most directly comparable GAAP measures of “net income”, “EPS”, or “net income per share”. Rather, these non-GAAP financial measures should be evaluated in conjunction with its most directly comparable GAAP financial measure and the Company’s financial statements as a whole.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in the Company’s business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. Management uses these non-GAAP financial measures because they exclude stock-based compensation expense which is a non-cash charge and related payroll taxes, amortization of acquired intangible assets, and merger and integration-related costs associated with the Company’s acquisition activities all of which are non-operational costs and expenses. By excluding stock-based compensation expense and related payroll taxes, amortization of acquired intangible assets, and merger and integration-related costs, management can compare the Company’s operations to prior periods and to the operations of other companies in its industry who may have materially different unusual, non-operational charges. Management does not consider any of stock-based compensation expense and related payroll taxes, amortization of acquired intangible assets, and merger and integration-related costs to be part of the Company’s operating activities or meaningful in evaluating the Company’s past financial performance or future prospects. Management believes that excluding these items is useful to investors because it is more representative of ongoing costs and therefore more comparable to historical operations.

Because management uses them, management believes that the disclosure of these non-GAAP financial measures to investors provides greater transparency and useful information to help the investor better understand the Company’s operating performance and to evaluate the methodology used by management to evaluate and measure such performance. Notwithstanding their utility to investors in understanding operational trends, these non-GAAP measures should not be considered measures of the Company’s liquidity. In addition, the Company cautions that its definition of “non-GAAP net income”, “net income on a non-GAAP basis”, “non-GAAP EPS” and “net income per share on a non-GAAP basis” may differ from similar measures used by other companies and may differ from period to period. Also, in future periods, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period thereby modifying its definition of “non-GAAP net income”, “non-GAAP EPS” and “non-GAAP net income per share” by excluding these other or additional expenses and gains.

Reconciliation of GAAP to Non-GAAP Financial Measures for the Three Months Ended March 31, 2012, March 31, 2011 and December 31, 2011:

Acme Packet, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended March 31, 2012

(in thousands, except per share data)

(unaudited)

	GAAP	Stock-based compensation expense and related payroll taxes	Amortization of acquired intangible assets	Merger and integration- related costs	Non-GAAP[1]
Cost of revenue:
Product	$9,978	$(428)	$(434)	$—	$9,116
Maintenance, support and service	3,958	(702)	—	—	3,256

Operating expenses:
Sales and marketing	31,002	(6,414)	(57)	—	24,531
Research and development	15,097	(4,295)	—	—	10,802
General and administrative	6,438	(2,077)	—	—	4,361
Merger and integration-related costs	37	—	—	(37)	—

Provision for income taxes	1,985	4,473	188	—	6,646

Net income	$2,429	$9,443	$303	$37	$12,212

Net income per share:
Basic	$0.04	$0.14	$0.00	$0.00	$0.18
Diluted	$0.03	$0.13	$0.00	$0.00	$0.17

Acme Packet, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended March 31, 2011

(in thousands, except per share data)

(unaudited)

	GAAP	Stock-based compensation expense and related payroll taxes	Amortization of acquired intangible assets	Merger and integration- related costs	Non-GAAP[1]
Cost of revenue:
Product	$9,945	$(262)	$(371)	$—	$9,312
Maintenance, support and service	3,006	(451)	—	—	2,555

Operating expenses:
Sales and marketing	23,703	(3,579)	(46)	—	20,078
Research and development	11,294	(2,242)	(12)	—	9,040
General and administrative	4,577	(980)	—	—	3,597
Merger and integration-related costs	180	—	—	(180)	—

Provision for income taxes	7,655	2,737	156	—	10,548

Net income	$13,709	$4,777	$273	$180	$18,939

Net income per share:
Basic	$0.21	$0.07	$0.00	$0.00	$0.29
Diluted	$0.19	$0.07	$0.00	$0.00	$0.27

Acme Packet, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended December 31, 2011

(in thousands, except per share data)

(unaudited)

	GAAP	Stock-based compensation expense and related payroll taxes	Amortization of acquired intangible assets	Non-GAAP[1]
Cost of revenue:
Product	$12,155	$(314)	$(385)	$11,456
Maintenance, support and service	3,118	(577)	—	2,541

Operating expenses:
Sales and marketing	29,940	(4,857)	(100)	24,983
Research and development	14,221	(3,063)	(11)	11,147
General and administrative	6,073	(1,574)	—	4,499

Provision for income taxes	8,681	1,148	174	10,003

Net income	$8,717	$9,237	$322	$18,276

Net income per share:
Basic	$0.13	$0.14	$0.00	$0.27
Diluted	$0.12	$0.13	$0.00	$0.26

Acme Packet, Inc.

Other Operational Data

(unaudited)

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011
Other operational data:

Depreciation and amortization (in thousands)	$2,958	$2,944	$2,358
Capital expenditures (in thousands)	$3,745	$4,186	$4,644
Days sales outstanding	77	65	53
Total headcount	764	752	641
Quarterly inventory turnover – annualized	3.76	4.41	5.79